Exhibit 99.1

Contact:
Investor Relations    Media Relations
Greg Ketron    Samuel Wang
(203) 585-6291    (203) 585-2933
For Immediate Release: January 22, 2016

Synchrony Financial Reports Fourth Quarter Net Earnings of $547 Million or $0.65 Per Diluted Share
STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced fourth quarter 2015 net earnings of $547 million, or $0.65 per diluted share. Net earnings for the full year 2015 totaled $2.2 billion, or $2.65 per diluted share. Highlights for the quarter included:

•	Total platform revenue increased 5% from the fourth quarter of 2014 to $2.8 billion

•	Loan receivables grew $7 billion, or 11%, from the fourth quarter of 2014 to $68 billion

•	Purchase volume increased 8% from the fourth quarter of 2014

•	Strong deposit growth continued, up $8 billion, or 24%, over the fourth quarter of 2014

•	Renewed key programs - Dick’s Sporting Goods, Discount Tire, P.C. Richard & Son, Polaris and Mohawk Flooring

•	Launched Newegg and Stash Hotel Rewards card programs

•	Piloting J.C. Penney private label credit card in Apple Pay

•	Completed separation from the General Electric Company (GE) following the successful exchange offer

•	Added to the S&P 500 Index

“The fourth quarter marked a successful conclusion to a historic year for Synchrony Financial. We maintained strong momentum across each of our business platforms and our receivables, deposits, and revenue growth remained solid. We continue to leverage our array of value-added capabilities and vast experience to propel growth, expand our distribution, and attract new business. This past year alone we renewed five key relationships and signed a number of new partners, while expanding our network through new strategic alliances. And we were able to achieve this while executing on our separation from GE. We aim to continue to build on this momentum in 2016 and are excited about our future growth prospects and opportunities as a stand-alone company,” said Margaret Keane, President and Chief Executive Officer of Synchrony Financial.

Business and Financial Highlights for the Fourth Quarter of 2015
All comparisons below are for the fourth quarter of 2015 compared to the fourth quarter of 2014, unless otherwise noted.
Earnings

•	Net interest income increased $230 million, or 8%, to $3.2 billion, primarily driven by strong loan receivables growth. Net interest income after retailer share arrangements increased 9%.

•	Total platform revenue increased $131 million, or 5%. Platform revenue in the fourth quarter of 2014 included a $46 million gain from portfolio sales.

•	Provision for loan losses increased $26 million to $823 million largely due to loan receivables growth, partially offset by asset quality improvement.

•	Other income decreased $75 million to $87 million, driven primarily by the $46 million gain from portfolio sales in the fourth quarter of 2014.

•	Other expense increased $78 million to $870 million, primarily driven by investments in growth and infrastructure build associated with the separation from GE.

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Net earnings totaled $547 million for the quarter compared to $531 million in the fourth quarter of 2014. The fourth quarter of 2014 included a $29 million after-tax gain associated with portfolio sales.

Balance Sheet

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Period-end loan receivables growth remained strong at 11%, primarily driven by purchase volume growth of 8% and average active account growth of 5%, and included the acquisition of the BP portfolio during the second quarter of 2015.

•	Deposits grew to $43 billion, up $8 billion, or 24%, from the fourth quarter of 2014, and comprised 64% of funding compared to 56% last year.

•	The Company’s balance sheet remained strong with total liquidity (liquid assets and undrawn securitization capacity) of $21 billion, or 25% of total assets.

•	The estimated Common Equity Tier 1 ratio under Basel III subject to transition provisions was 16.8% and the estimated fully phased-in Common Equity Tier 1 ratio under Basel III was 15.9%.
Key Financial Metrics

•	Return on assets was 2.6% and return on equity was 17.5%.

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Net interest margin increased 13 basis points to 15.73% due mainly to an improvement in interest-earning asset yields that resulted from carrying a higher mix of receivables versus lower-yielding liquidity.

•	Efficiency ratio was 34.0% for the fourth quarter of 2015, and 33.5% for the full year 2015.

Credit Quality

•	Loans 30+ days past due as a percentage of period-end loan receivables improved 8 basis points to 4.06%.

•	Net charge-offs as a percentage of total average loan receivables improved 9 basis points to 4.23%.

•	The allowance for loan losses as a percentage of total period-end receivables was 5.12%.

Sales Platforms

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Retail Card platform revenue increased 5%, driven primarily by purchase volume growth of 8% and period-end loan receivables growth of 12%, which included the acquisition of the BP portfolio during the second quarter of 2015. Average active account growth was 4%. Loan receivables growth was broad-based across partner programs. Platform revenue in the fourth quarter of 2014 included the $46 million gain from portfolio sales.

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Payment Solutions platform revenue increased 7%, driven primarily by purchase volume growth of 9% and period-end loan receivables growth of 12%. Average active account growth was 11%. Loan receivables growth was led by the home furnishings and automotive product categories.

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CareCredit platform revenue increased 3%, driven primarily by purchase volume growth of 9% and period-end loan receivables growth of 7%. Average active account growth was 6%. Loan receivables growth was led by the dental and veterinary specialties.

Corresponding Financial Tables and Information
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow and in the Company’s forthcoming Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.
Conference Call and Webcast Information
On Friday, January 22, 2016, at 8:30 a.m. Eastern Time, Margaret Keane, President and Chief Executive Officer, and Brian Doubles, Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on Synchrony Financial’s corporate website, www.investors.synchronyfinancial.com, under Events and Presentations. A replay will be available on the website or by dialing (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international), passcode 42015#, and can be accessed beginning approximately two hours after the event through February 5, 2016.
About Synchrony Financial
Synchrony Financial (NYSE:SYF) is one of the nation’s premier consumer financial services companies. Our roots in consumer finance trace back to 1932, and today we are the largest provider of private label credit cards in the United States based on purchase volume and receivables*. We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations, and healthcare service providers to help generate growth for our partners and offer financial flexibility to our customers. Through our partners’ over 300,000 locations across the United States and Canada, and their websites and mobile applications, we offer our customers a variety of credit products to finance the purchase of goods and services. Our offerings include private label and co-branded Dual Card credit cards, promotional financing and installment lending, loyalty programs and FDIC-insured savings products through Synchrony Bank. More information can be found at www.synchronyfinancial.com and twitter.com/SYFNews.
*Source: The Nilson Report (April, 2015, Issue # 1062) - based on 2014 data.
Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as “outlook,” “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our platform revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; our need for additional financing, higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to securitize our loans, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loans, and lower payment rates on our securitized loans; our reliance on dividends, distributions and other payments from Synchrony Bank; our ability to grow our deposits in the future; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of strategic investments; reductions in interchange fees; fraudulent activity; cyber-attacks or other security breaches; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and state sales tax rules and regulations; significant and extensive regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank

Act and the impact of the CFPB’s regulation of our business; changes to our methods of offering our CareCredit products; impact of capital adequacy rules; restrictions that limit Synchrony Bank’s ability to pay dividends; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; failure to comply with anti-money laundering and anti-terrorism financing laws; obligations associated with being a public company; and failure caused by us of GE’s distribution of our common stock to its stockholders in exchange for its common stock to qualify for tax-free treatment, which may result in significant tax liabilities to GE for which we may be required to indemnify GE.
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed on February 23, 2015. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.
Non-GAAP Measures
The information provided herein includes measures we refer to as “platform revenue”, “platform revenue excluding retailer share arrangements” and “tangible common equity” and certain capital ratios, which are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company’s Current Report on Form 8-K filed with the SEC today.